EXHIBIT 10.3
EXECUTION VERSION

STOCKHOLDER AGREEMENT
by and between
VIACOM INTERNATIONAL INC.,
on behalf of its MTV NETWORKS Division,
and
REALNETWORKS, INC.
Dated as of August 20, 2007

TABLE OF CONTENTS

		Page
	ARTICLE I

	Definitions

SECTION 1.01.	Definitions	4

	ARTICLE II

	Registration Rights

SECTION 2.01.	Registration	9
SECTION 2.02.	Piggyback Registration	11
SECTION 2.03.	Reduction of Offering	11
SECTION 2.04.	Registration Procedures	12
SECTION 2.05.	Information and Developments	16
SECTION 2.06.	Black-out Period	17
SECTION 2.07.	Registration Expenses	17
SECTION 2.08.	Indemnification; Contribution	17
SECTION 2.09.	Rule 144	20
SECTION 2.10.	Lock-Up	20
SECTION 2.11.	Other Registration Rights	20

	ARTICLE III

	Access to Information

SECTION 3.01.	Access to Information	21

	ARTICLE IV

	Standstill

SECTION 4.01.	Standstill	21
SECTION 4.02.	Exceptions to Standstill	22
SECTION 4.03.	Fiduciary Duties	23

	ARTICLE V

	Transfer Restrictions

SECTION 5.01.	Restrictions on Transfer	23
ii

iii

     STOCKHOLDER AGREEMENT dated as of August 20, 2007 (this “Agreement”), between Viacom International Inc., a Delaware corporation, (“MTVN Parent”), on behalf of its MTV Networks Division (“MTVN”), and RealNetworks, Inc. (“RealNetworks”), a Washington corporation.
     WHEREAS, MTVN Parent, DMS Holdco Inc., RealNetworks, RealNetworks Digital Music of California, Inc. and Rhapsody America LLC have entered into a Limited Liability Company Agreement (the “LLC Agreement”), dated as of the date of this Agreement, pursuant to which, on the Closing Date (as defined in Section 1.01(a)), MTVN and RealNetworks will launch a joint venture;
     WHEREAS, the parties hereto desire to establish in this Agreement certain terms and conditions concerning registration, access to information rights and standstill and transfer restrictions relating to any Equity Securities of RealNetworks Beneficially Owned (as such terms are defined in Section 1.01(a)) by MTVN and certain other matters;
     WHEREAS, this Agreement shall become effective upon the closing of a put/call pursuant to Section 10.03 of the LLC Agreement in which Equity Securities of RealNetworks are issued to MTVN or its Affiliates.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
Definitions
     SECTION 1.01. Definitions. (a) As used in this Agreement, the following terms will have the following meanings:
     An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person; provided that “Affiliate”, when used with respect to MTVN or MTVN Parent or any of their Affiliates, shall only mean Viacom Parent and any direct or indirect Subsidiaries of Viacom Parent and shall not include any direct or indirect stockholder of Viacom Parent or any of their Affiliates other than Viacom Parent and any direct or indirect Subsidiaries of Viacom Parent.
     “Articles of Incorporation” means the articles of incorporation of RealNetworks, as amended from time to time in accordance with this Agreement.
     “Beneficial Owner” and “Beneficial Ownership” and words of similar import have the meanings assigned to such terms in the LLC Agreement.

     “Board” means the Board of Directors of RealNetworks.
     “Business Combination” means any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets (including Equity Securities of any Subsidiary of RealNetworks) or businesses that constitute 20% or more of the revenues, net income or assets of RealNetworks and its Subsidiaries, taken as a whole, or 20% or more of the shares of any class of Equity Securities of RealNetworks, or any acquisition, tender offer or exchange offer that if consummated would result in any Person Beneficially Owning 20% or more of the shares of any class of Equity Securities of RealNetworks, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving RealNetworks or any of its Subsidiaries pursuant to which any Person or the shareholders of any Person would own 20% or more of the shares of any class of Equity Securities of RealNetworks or of any resulting parent company of RealNetworks.
     “Business Day” means any day other than a Saturday, a Sunday or a U.S. Federal holiday.
     “By-laws” means the by-laws of RealNetworks, as amended from time to time in accordance with this Agreement.
     “Closing” has the meaning assigned in the LLC Agreement.
     “Closing Date” means the date of the Closing.
     “Common Stock” means the Common Stock, par value $0.001 per share, of RealNetworks.
     “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership, membership, limited liability company, or other ownership interests, by contract or otherwise and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
     “Director” means a member of the Board.
     “Equity Security” means (i) any common stock, preferred stock or other capital stock, (ii) any securities convertible into or exchangeable for common stock, preferred stock or other capital stock or (iii) any options, rights or warrants (or any similar securities) to acquire common stock, preferred stock or other capital stock.
     “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.
     “GAAP” means U.S. generally accepted accounting principles, as in effect at the time such term is relevant.

     “Governmental Entity” means any transnational, Federal, state, local or foreign government, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national stock exchange or national quotation system on which securities issued by RealNetworks or any of its Subsidiaries are listed or quoted.
     “Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.
     “Issuer FWP” has the meaning assigned to “issuer free writing prospectus” in Rule 433 under the Securities Act.
     “Law” means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction, authorization or determination enacted, entered, promulgated, enforced or issued by any Governmental Entity.
     “MTVN Music Group” shall have the meaning assigned in the Audio Music Service Brand and Content License, Distribution and Advertising Agreement dated as of August 20, 2007, between MTVN and Rhapsody America LLC.
     “NASDAQ” shall mean The NASDAQ Stock Market, Inc.
     “Non-Voting Equity” has the meaning assigned in the LLC Agreement.
     “Outstanding Percentage Interest” of any Person means, as of any date of determination, the ratio expressed as a percentage of (x) the sum of the number of shares of Common Stock and Non-Voting Equity Beneficially Owned by such Person and its Affiliates as of such date to (y) the total number of shares of Common Stock and Non-Voting Equity outstanding as of such date.
     “Permitted Transferee” means Viacom Parent and any Subsidiary of Viacom Parent.
     “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, unincorporated organization or other entity.
     “Registrable Securities” means (a) all shares of Common Stock and Non-Voting Equity Beneficially Owned at any time by MTVN and its Affiliates, (b) any securities issued or issuable with respect to any such shares of Common Stock and Non-Voting Equity by way of a stock dividend or other similar distribution or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and (c) shares of Common Stock issuable pursuant to any option, warrant, right, put, call or other derivative security of any of the foregoing; provided that such securities will cease to be Registrable Securities when (i) a Registration Statement relating to such securities will have been declared effective by the SEC (or become automatically effective) and such securities will have been disposed of by MTVN pursuant to such Registration Statement or pursuant to a Takedown Offering related to such Registration Statement; (ii) such securities have been disposed of by MTVN pursuant to Rule 144 promulgated under the Securities Act or (iii) such securities may be disposed of without registration under the Securities Act by MTVN pursuant to Rule 144(k) promulgated under the Securities Act.
     “Representatives” means the directors, officers, employees, agents, investment bankers, financing sources, attorneys, accountants and advisors of either MTVN, on the one hand, or RealNetworks, on the other hand, as the context requires.
     “Sale Transaction” means (i) any merger, consolidation or binding share exchange to which MTVN, MTVN Parent or Viacom Parent is a party, (ii) any sale of Equity Securities or sale of all or substantially all of the assets of MTVN, MTVN Parent or Viacom Parent or (iii) any transaction involving all or substantially all of the assets of the MTVN Music Group.
     “SEC” means the U.S. Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.
     A “Subsidiary” of any Person means another Person (a) an amount of the voting securities, other voting ownership or voting partnership interest of which is sufficient to elect at least a majority of its board or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is Beneficially Owned directly or indirectly by such first Person) or (b) which is required to be consolidated with such Person under GAAP.
     “Takedown Offering” means an offering pursuant to a shelf registration statement.
     “Trading Day” means (i) for so long as any Equity Securities of RealNetworks are quoted on NASDAQ or another national securities exchange, a day on which NASDAQ or such other national securities exchange is open for business or (ii) if the Equity Securities of RealNetworks cease to be so quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by Law or executive order to close.
     “Transfer” means, directly or indirectly, to sell, transfer, assign or similarly dispose of, or to enter into any hedging or derivative transaction to indirectly accomplish any of the foregoing, but shall not include (x) a bona fide pledge to a financial institution to secure a bona fide recourse borrowing or any foreclosure thereof or (y) an indirect transfer incident to a Sale Transaction. The terms “Transferred”, “Transferring”, “Transferor” and “Transferee” have meanings correlative to the foregoing.
     “Underwriter” means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

     “Voting Stock” has the meaning assigned to such term in the LLC Agreement.
     “Viacom Parent” means Viacom Inc., a Delaware corporation.
     (b) As used in this Agreement, the terms set forth below will have the meanings assigned in the corresponding Section listed below:

Term	Section
Agreement	Preamble

Deferral Period	2.06

Demand Registration	2.01(a)

effective date	2.04(a)(xi)

fraudulent misrepresentation	2.08(e)

indemnified party	2.08(c)

Indemnified Persons	2.08(a)

indemnifying party	2.08(c)

Inspectors	2.04(a)(vii)

LLC Agreement	Recitals

MTVN	Preamble

Piggyback Registration	2.02

RealNetworks	Preamble

Records	2.04(a)(vii)

Registration Statement	2.01(a)

Takedown Request	2.01(b)

MTVN Parent	Preamble

ARTICLE II
Registration Rights
     SECTION 2.01. Registration. (a) RealNetworks agrees that, upon the written request of MTVN from time to time (a “Demand Registration”), it will as promptly as reasonably practical (but in any event within 30 days of receipt of such request) prepare and file a registration statement under the Securities Act (a “Registration Statement”, which term will include any amendments thereto and any documents incorporated by reference therein), which registration statement, if MTVN so requests, will be a shelf registration statement on an appropriate form under the Securities Act, relating to the offer and sale of the Registrable Securities by MTVN or its Affiliates from time to time in accordance with the methods of distribution set forth in such shelf registration statement and Rule 415 under the Securities Act as to the number of shares of Registrable Securities specified in such request; provided that (i) RealNetworks will not be obligated to effect (x) a Demand Registration if a Registration Statement pursuant to this Section 2.01 or Section 2.02 in which MTVN had the right to include Registrable Securities was declared effective within 12-months prior to the date of the request for a Demand Registration, so long as the number of Registrable Securities which MTVN requested to include in such Registration Statement was not reduced pursuant to Section 2.03 or (y) more than a total of four Demand Registrations during the period commencing on the date hereof and ending on the date on which MTVN and its Affiliates no longer own any Registrable Securities and (ii) the Registrable Securities for which a Demand Registration has been requested will have a value (based on the average closing price per share of the Common Stock (or any successor security) for the ten Trading Days preceding the delivery of MTVN’s request for such Demand Registration) of not less than $75,000,000 or such lesser remaining amount held by MTVN. Each such request for a Demand Registration will specify the number of shares of Registrable Securities proposed to be offered for sale and will also specify the intended method of distribution thereof; provided that MTVN may change such number if such change (x) will not materially adversely affect the timing or success of the offering and (y) does not result in less than $75,000,000 or such lesser amount (determined as provided above) of Registrable Securities being included in the Registration Statement.
     (b) RealNetworks agrees that, upon the written request of MTVN from time to time (a “Takedown Request”) to assist it in effecting a Takedown Offering pursuant to a shelf registration statement that has previously been filed and declared effective pursuant to a Demand Registration, it will as promptly as reasonably practicable cooperate with MTVN and any Underwriters to effect such Takedown Offering. The Takedown Request will specify the number of Registrable Securities to be included by MTVN in such Takedown Offering and the intended method of distribution.
     (c) RealNetworks agrees to use its commercially reasonable efforts (i) to cause any Registration Statement to be declared effective (unless it becomes effective automatically upon filing) as promptly as reasonably practicable after the filing thereof and (ii) to keep such Registration Statement effective for a period of not less than 90 days (or, in the case of a shelf registration statement, two years) or, if earlier, the period sufficient to complete the distribution of the Registrable Securities pursuant to a Takedown Offering related to, or otherwise pursuant to, such Registration Statement. RealNetworks shall be deemed not to have used its commercially reasonable efforts to keep a Registration Statement effective during the requisite period if it voluntarily takes any action that would result in MTVN not being able to offer and sell the Registrable Securities during that period (including in connection with a Takedown Offering), unless such action is required by applicable Law or is pursuant to Section 2.06. RealNetworks further agrees to supplement or make amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period set forth in clause (ii) above, including (A) to respond to the comments of the SEC, if any, (B) as may be required by the registration form utilized by RealNetworks for such Registration Statement or by the instructions applicable to such registration form, (C) as may be required by the Securities Act or the rules and regulations thereunder, (D) as may be required in connection with a Takedown Offering or (E) as may be reasonably requested in writing by MTVN or any Underwriter for MTVN. RealNetworks agrees, at least ten days before filing with the SEC a Registration Statement or prospectus and at least two days before filing with the SEC any amendments or supplements thereto, to furnish to the Underwriters, if any, to MTVN, and to one counsel selected by MTVN, copies of all such documents proposed to be filed, which documents shall be subject to the review and reasonable comments of such Persons.
     (d) In the event an offering of shares of Registrable Securities (including in connection with any Takedown Offering) involves one or more Underwriters, MTVN will select the lead bookrunning Underwriter and any additional Underwriters in connection with the offering, subject to the reasonable approval of RealNetworks.
     (e) Notwithstanding the foregoing provisions of this Section 2.01, MTVN may not request a Demand Registration or deliver a Takedown Request during a period commencing upon filing (or earlier, but not more than 30 days prior to such filing upon notice by RealNetworks to MTVN that it so intends to file) a Registration Statement for Equity Securities of RealNetworks (for its own account or for any other security holder) and ending (i) 90 days after such Registration Statement is declared effective by the SEC (or becomes automatically effective) or up to 180 days in the case of an underwriting if and to the extent requested by the lead underwriter, (ii) upon the withdrawal of such Registration Statement or (iii) 30 days after such notice if no such Registration Statement has been filed within such 30-day period, whichever occurs first; provided the foregoing limitation will not apply if MTVN was not given the opportunity, in violation of Section 2.01(a) or 2.02, to include its Registrable Securities in the Registration Statement described in this Section 2.01(e); and, provided, further, that in no event will MTVN be restricted hereunder for more than 180 days in any 12-month period (including, for purposes hereof, restrictions under Section 2.10).
     (f) MTVN will be permitted to rescind a Demand Registration or Takedown Request or remove any Registrable Securities held by it from any Demand Registration or Takedown Request (so long as, in the case of a Demand Registration, after such removal it would still constitute a Demand Registration) at any time; provided that if MTVN rescinds a Demand Registration, such Demand Registration will nonetheless count as a Demand Registration for purposes of determining when future Demand Registrations can be requested by MTVN pursuant to this Section 2.01, unless MTVN reimburses RealNetworks for all expenses incurred by RealNetworks in connection with such Demand Registration.
     SECTION 2.02. Piggyback Registration. If RealNetworks proposes to file a Registration Statement under the Securities Act, or consummate a Takedown Offering, with respect to an offering of Equity Securities of RealNetworks for (a) RealNetworks’ own account (other than a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)) or (b) the account of any holders of Equity Securities of RealNetworks (other than MTVN) pursuant to a demand registration request or takedown request delivered by such holders, then RealNetworks will give written notice of such proposed filing or Takedown Offering to MTVN as soon as practicable (but in no event less than 20 days before the anticipated filing date), and upon the written request, given within 15 days after delivery of any such notice by RealNetworks, of MTVN to include in such registration or Takedown Offering, as applicable, Registrable Securities (which request shall specify the number of Registrable Securities proposed to be included in such registration or Takedown Offering, as applicable), RealNetworks will cause all such Registrable Securities to be included in such registration or Takedown Offering, as applicable, on the same terms and conditions as RealNetworks’ or such holder’s Equity Securities of RealNetworks (a “Piggyback Registration”); provided, however, that if at any time after giving written notice of such proposed filing or Takedown Offering, as applicable, and prior to the effective date of the Registration Statement filed in connection with such registration, or the consummation of such Takedown Offering, as applicable, RealNetworks shall determine for any reason not to proceed with the proposed registration or disposition, as applicable, of the securities, RealNetworks may, at its election, give written notice of such determination to MTVN and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration, or dispose of any Registrable Securities in connection with such Takedown Offering, as applicable. RealNetworks will control the determination of the form of any offering contemplated by this Section 2.02, including whether any such offering will be in the form of an underwritten offering and, if any such offering is in the form of an underwritten offering, RealNetworks will select the lead Underwriter and any additional Underwriters in connection with such offering. RealNetworks will use its commercially reasonable efforts to cause any such Registration Statement to be effective for at least 90 days.
     SECTION 2.03. Reduction of Offering. Notwithstanding anything contained herein, if the lead Underwriter of an underwritten offering described in Section 2.01 or Section 2.02 advises RealNetworks in writing that the number of Equity Securities of RealNetworks (including any Registrable Securities) that RealNetworks, MTVN and any other Persons intend to include in any Registration Statement or dispose of pursuant to any Takedown Offering is such that the success of any such offering would be materially and adversely affected, including the price at which the securities can be sold, then the number of Equity Securities of RealNetworks to be included in the Registration Statement, or disposed of pursuant to such Takedown Offering, as applicable, for the account of RealNetworks, MTVN and any other Persons will be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in any such Registration Statement, or disposed of pursuant to such Takedown Offering, as applicable, to the amount recommended by such lead Underwriter; provided that (a) priority in the case of a Demand Registration or Takedown Offering pursuant to Section 2.01 will be (i) first, the Registrable Securities requested to be included in the Registration Statement, or disposed of pursuant to the Takedown Offering, as applicable, for the account of MTVN and its Affiliates, (ii) second, securities initially proposed to be offered by RealNetworks for its own account and (iii) third, pro rata among any other securities of RealNetworks requested to be registered, or disposed of, as applicable, by the holders thereof pursuant to a contractual right so that the total number of registrable securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter; (b) priority in the case of a Piggyback Registration initiated by RealNetworks for its own account pursuant to Section 2.02 will be (i) first, securities initially proposed to be offered by RealNetworks for its own account, and (ii) second, pro rata among the Registrable Securities requested to be included in the Registration Statement, or disposed of pursuant to the Takedown Offering, as applicable, for the account of MTVN and its Affiliates, and any other securities of RealNetworks requested to be registered, or disposed of, as applicable, pursuant to a contractual right so that the total number of registrable securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter; and (c) priority with respect to inclusion of securities in a Registration Statement or Takedown Offering, as applicable, initiated by RealNetworks for the account of holders other than MTVN pursuant to registration rights afforded such holders will be (i) first, pro rata among securities offered for the account of such holders so that the total number of registrable securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (ii) second, securities offered by RealNetworks for its own account, and (iii) third, pro rata among the Registrable Securities requested to be included in the Registration Statement, or disposed of pursuant to the Takedown Offering, for the account of MTVN, and any other securities of RealNetworks requested to be registered pursuant to a contractual right so that the total number of registrable securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter.
     SECTION 2.04. Registration Procedures. (a)  Subject to the provisions of Section 2.01 hereof, in connection with the registration of the sale of Registrable Securities or any Takedown Offering hereunder, RealNetworks will as promptly as reasonably practicable:
     (i) furnish to MTVN without charge, if requested, prior to the filing of a Registration Statement, copies of such Registration Statement as it is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), copies of any and all transmittal letters or other correspondence with the SEC relating to such Registration

Statement and such other documents in such quantities as MTVN may reasonably request from time to time in order to facilitate the disposition of such Registrable Securities (including in connection with any Takedown Offering);
     (ii) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as MTVN reasonably requests and do any and all other acts and things as may be reasonably necessary or advisable to enable MTVN to consummate the disposition of such Registrable Securities in such jurisdictions (including in connection with any Takedown Offering); provided that RealNetworks will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(a)(ii), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;
     (iii) notify MTVN at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in a Registration Statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and RealNetworks will promptly prepare and file with the SEC a supplement or amendment to such prospectus and Registration Statement (and comply with the applicable provisions of Rules 424, 430A and 430B under the Securities Act) in a timely manner so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (iv) advise the Underwriter, if any, and MTVN promptly and, if requested by such Persons, confirm such advice in writing, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, RealNetworks shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

     (v) use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of RealNetworks to enable MTVN to consummate the disposition of such Registrable Securities (including in connection with any Takedown Offering); provided that RealNetworks will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(a)(v), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;
     (vi) enter into agreements and use commercially reasonable efforts to take such other actions as are reasonably requested by MTVN in order to expedite or facilitate the disposition of such Registrable Securities (including in connection with any Takedown Offering), including preparing for and participating in, such number of road shows and all such other customary selling efforts as the Underwriters reasonably request in order to expedite or facilitate such disposition;
     (vii) make available for inspection by MTVN, any Underwriter participating in any disposition of such Registrable Securities (including in any Takedown Offering), and any attorney for MTVN and the Underwriter and any accountant or other agent retained by MTVN or any such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of RealNetworks (collectively, the “Records”) as will be reasonably necessary to enable them to conduct customary due diligence with respect to RealNetworks and the related Registration Statement and prospectus, and cause the Representatives of RealNetworks and its Subsidiaries to supply all information reasonably requested by any such Inspector in connection with such disposition; provided that (x) Records and information obtained hereunder will be used by such Inspector only to conduct such due diligence, and (y) Records or information that RealNetworks determines, in good faith, to be confidential will not be disclosed by such Inspector unless (A) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or related prospectus or (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or Governmental Entity with competent jurisdiction;
     (viii) (1) cause RealNetworks’ Representatives to supply all information reasonably requested by MTVN, or any Underwriter, attorney, accountant or agent in connection with the Registration Statement or Takedown Offering pursuant to the Registration Statement and (2) provide MTVN and its counsel with the opportunity to participate in the preparation of such Registration Statement and the related prospectus;

     (ix) use its commercially reasonable efforts to obtain and deliver to each Underwriter and, if consented to by the accountants referred to below, MTVN, a comfort letter from the independent public accountants for RealNetworks (and additional comfort letters from independent public accountants for any company acquired by RealNetworks whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as such Underwriter and MTVN may reasonably request, including (x) that the financial statements included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (y) as to certain other financial information for the period ending no more than five Business Days prior to the date of such letter; provided, however, that if RealNetworks fails to obtain such comfort letter for any Underwriter and the proposed offering is terminated, then such Demand Registration will not count as a Demand Registration for purposes of determining when future Demand Registrations can be requested by MTVN pursuant to Section 2.01;
     (x) use its commercially reasonable efforts to obtain and deliver to each Underwriter a 10b-5 statement and legal opinion from RealNetworks’ counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions as such Underwriter may reasonably request, including (1) that the Registration Statement relating to such Registrable Securities has been declared effective (or become automatically effective) under the Securities Act, (2) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (3) RealNetworks is not an ineligible issuer within the meaning of Rule 405 under the Securities Act, (4) such Registration Statement, the related prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial information contained therein) and (5) as of an applicable time identified by MTVN, the Registration Statement, any related prospectus and the disclosure package (as identified by MTVN or such Underwriter), do not contain any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that if RealNetworks fails to obtain such statement or opinion and the proposed offering is terminated, then such Demand Registration will not count as a Demand Registration for purposes of determining when future Demand Registrations can be requested by MTVN pursuant to Section 2.01;

     (xi) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement covering a period of 12 months, beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and
     (xii) use its commercially reasonable efforts to cause such Registrable Securities to be listed or quoted on NASDAQ and each other securities exchange or national quotation system on which similar securities issued by RealNetworks are listed or quoted.
     (b) In connection with the Registration Statement relating to such Registrable Securities covering an underwritten offering (including any Takedown Offering), RealNetworks and MTVN agree to enter into a written agreement with each Underwriter selected in the manner herein provided in such form and containing such provisions (including as to indemnification and contribution) as are customary in the securities business for such an arrangement between such Underwriter and companies of RealNetworks’ size and investment stature at the time of the offering (it being understood that RealNetworks will not require MTVN to make any representation, warranty or agreement in such agreement other than with respect to MTVN, the ownership of MTVN’s securities being registered and MTVN’s intended method of disposition). The representations and warranties by, and the other agreements on the part of, RealNetworks to and for the benefit of such Underwriter in such written agreement with such Underwriter will also be made to and for the benefit of MTVN. In the event that any condition to the obligations under any such written agreement with such Underwriter are not met or waived in connection with a Demand Registration, and such failure to be met or waived is not attributable to the fault of MTVN but is attributable to the failure of any condition relating to RealNetworks, the delivery of documents, certificates, lock-up agreements, opinions or comfort letters on behalf of RealNetworks, “market out” conditions, listing or quotation of the Registrable Securities, regulatory approvals, legal or regulatory restraints or tax matters, and the proposed offering is terminated as a result thereof, such Demand Registration will not be deemed to have been utilized.
     SECTION 2.05. Information and Developments. (a) RealNetworks may require MTVN to furnish to RealNetworks such information regarding MTVN or the distribution of such Registrable Securities as RealNetworks may from time to time reasonably request in writing, in each case only as required by the Securities Act or the rules and regulations thereunder or under state securities or blue sky laws.
     (b) MTVN agrees that, upon receipt of any notice from RealNetworks of the happening of any event of the kind described in Section 2.04(a)(iii) hereof or a condition described in Section 2.06 hereof, MTVN will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities, or Takedown Offering, until MTVN’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(a)(iii) hereof or notice from RealNetworks of the termination of the Deferral Period.
     SECTION 2.06. Black-out Period. RealNetworks’ obligations to file or maintain the effectiveness of a Registration Statement pursuant to Section 2.01 and Section 2.02 hereof will be suspended if compliance with such obligations would require RealNetworks to disclose a material financing, acquisition, disposition or other similar corporate development or other materially adverse nonpublic information concerning RealNetworks, in each case which RealNetworks is not otherwise required to disclose at such time, and the Board has reasonably determined that such disclosure would be significantly disadvantageous to RealNetworks, in which case RealNetworks shall furnish to MTVN a resolution of the Board stating that RealNetworks is delaying compliance with such obligations pursuant to this Section 2.06 and setting forth in reasonable detail the reasons, subject to any confidentiality obligations; provided that any such suspension will not exceed 120 days and all such suspensions will not exceed 180 days in any 12-month period (the “Deferral Period”). RealNetworks will promptly give MTVN written notice of any such suspension containing the approximate length of the anticipated delay, and RealNetworks will notify MTVN upon the termination of the Deferral Period.
     SECTION 2.07. Registration Expenses. All fees and expenses incident to RealNetworks’ performance of or compliance with the obligations of this Article II, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters in connection with blue sky qualifications of Registrable Securities), printing expenses, messenger and delivery expenses of RealNetworks, any registration or filing fees payable under any Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees of the National Association of Securities Dealers, Inc., fees and disbursements of counsel for RealNetworks, fees of its independent certified public accountants and any other public accountants who are required to deliver comfort letters (including the expenses required by or incident to such performance), transfer taxes, fees of transfer agents and registrars, costs of insurance, reasonable fees and expenses of one counsel (in addition to any local counsel) for MTVN and the fees and expenses of other Persons retained by RealNetworks, and any fees and expenses incurred in connection with a Takedown Offering, will be borne by RealNetworks. MTVN will bear and pay any underwriting discounts and commissions applicable to Registrable Securities offered for its account pursuant to any Registration Statement (including in connection with any Takedown Offering).
     SECTION 2.08. Indemnification; Contribution. (a) In connection with any registration of Registrable Securities or Takedown Offering pursuant to Section 2.01 or Section 2.02 hereof, RealNetworks agrees to indemnify and hold harmless, to the fullest extent permitted by Law, MTVN, its Affiliates, directors, officers and stockholders and each Person who controls MTVN within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any part of any Registration Statement, any preliminary or final prospectus used in connection with the Registrable Securities or any Issuer FWP, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided that RealNetworks will not be required to indemnify any Indemnified Persons for any losses, claims, damages, liabilities or expenses resulting from any such untrue statement or omission if such untrue statement or omission was made in reliance on and in conformity with any information with respect to any Indemnified Person furnished to RealNetworks in writing by MTVN expressly for use therein. In connection with an underwritten offering (including any Takedown Offering), RealNetworks will indemnify each Underwriter, the officers and directors of such Underwriter, and each Person who controls such Underwriter (within the meaning of either the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of MTVN; provided that such Underwriter agrees to indemnify RealNetworks to the same extent as provided below with respect to the indemnification of RealNetworks by MTVN.
     (b) In connection with any Registration Statement, preliminary or final prospectus or Issuer FWP, MTVN agrees to indemnify RealNetworks, the Directors, its officers who sign such Registration Statement and each Person, if any, who controls RealNetworks (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from RealNetworks to MTVN, but only with respect to information with respect to any Indemnified Person furnished to RealNetworks in writing by MTVN expressly for use in such Registration Statement, preliminary or final prospectus, or Issuer FWP.
     (c) In case any proceeding (including any governmental investigation) will be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.08(a) or (b), such Person (hereinafter called the “indemnified party”) will promptly notify the Person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and will pay the fees and disbursements of such counsel related to such proceeding; provided that failure to so notify an indemnifying party shall not relieve it from any liability which it may have hereunder, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party will have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party will have been advised in writing by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such reasonable fees and expenses will be reimbursed as they are incurred. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there has been a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party will have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this Section 2.08(c), the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 15 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party will not have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement is of a claim for monetary damages only, such claim has been settled by the payment of money only and such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) If the indemnification provided for in this Section 2.08 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 2.08, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include, subject to the limitations set forth in Section 2.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
     (e) The parties agree that it would not be just and equitable if contribution pursuant to Section 2.08(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 2.08(d). No Person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     (f) Notwithstanding the provisions of this Section 2.08, MTVN shall not be required to make any indemnification or contribution payment, in the aggregate, in any amount in excess of the amount of the net proceeds received by MTVN with respect to the Registrable Securities.
     (g) If indemnification is available under this Section 2.08, the indemnifying party will indemnify each indemnified party to the full extent provided in Sections 2.08(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in Section 2.08(d) or (e).
     SECTION 2.09. Rule 144. For so long as RealNetworks is subject to the requirements of Section 13, 14 or 15(d) of the Securities Act, RealNetworks agrees that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will take such further action as MTVN reasonably may request, all to the extent required from time to time to enable MTVN to sell Registrable Securities within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of MTVN, RealNetworks will deliver to MTVN a written statement as to whether it has complied with such requirements.
     SECTION 2.10. Lock-Up. If and to the extent requested by the lead Underwriter of an underwritten offering of Registrable Securities (including any Takedown Offering), RealNetworks and MTVN agree not to effect, and to cause their respective Affiliates not to effect, except as part of such registration, any offer, sale, pledge, transfer or other distribution or disposition or any agreement with respect to the foregoing, of the issue being registered or offered, as applicable, or of a similar security of RealNetworks, or any securities into which such Registrable Securities are convertible, or any securities convertible into, or exchangeable or exercisable for, such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during a period of up to seven days prior to, and during a period of up to 120 days after, the effective date of such registration, or the date of consummation of such Takedown Offering, as applicable, as reasonably requested by the lead Underwriter; provided that in no event will MTVN be restricted hereunder for more than 180 days in any 12-month period (including, for purposes hereof, restrictions under Section 2.01(e)). The lead Underwriter shall give RealNetworks and MTVN prior notice of any such request.
     SECTION 2.11. Other Registration Rights. RealNetworks has not granted and will not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remain in effect.

ARTICLE III
Access to Information
     SECTION 3.01. Access to Information. So long as MTVN’s Outstanding Percentage Interest is at least 10%, upon reasonable prior written notice (i) RealNetworks shall provide MTVN with reasonable access to the senior executive team of RealNetworks; provided that such senior executives shall not be required to provide MTVN with any material non-public information in any such meeting, (ii) RealNetworks shall furnish MTVN with financial, operating and other data and information of RealNetworks and its Subsidiaries as MTVN may from time to time reasonably request in writing consistent with its duty to provide such information to shareholders in general and (iii) RealNetworks will, and will cause its Subsidiaries and the Representatives of RealNetworks and its Subsidiaries to, afford MTVN and its Representatives reasonable access, consistent with applicable Law, to its and its Subsidiaries’ Representatives, and to the books and records of RealNetworks and its Subsidiaries. Neither RealNetworks nor its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of RealNetworks or its Subsidiaries or contravene any Law (including antitrust laws). MTVN agrees, and will cause its Representatives to agree, to keep all such information confidential, except to the extent required by law or to the extent such information otherwise is or becomes publicly available. To the extent that MTVN is provided with material non-public information by any such member of the senior executive team of RealNetworks in any such meeting referenced in clause (i) above, MTVN acknowledges (A) that MTVN has received a copy of RealNetworks’ Policy on Avoidance of Insider Trading that is in effect as of the date hereof and (B) that applicable securities laws restrict trading on the basis of material non-public information.
ARTICLE IV
Standstill
     SECTION 4.01. Standstill. MTVN covenants and agrees with RealNetworks that, for a period of three years or for such period as MTVN’s Outstanding Percentage Interest is at least 5%, whichever is shorter, from the effectiveness of this Agreement, MTVN shall not, and it will cause its Affiliates not to, directly or indirectly, alone or in concert with others, unless authorized by the chief executive officer of RealNetworks or by a resolution of a majority of the Directors,
     (a) publicly propose, or participate in a Group with any other Person who has publicly proposed, any Business Combination;
     (b) acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, by purchase or otherwise, any Beneficial Ownership of any voting securities of RealNetworks or rights, warrants or options to acquire, or securities convertible into or exchangeable for, any voting securities of RealNetworks, except as contemplated by this Agreement, the LLC Agreement or any transaction to which RealNetworks is a party;

     (c) make, or in any way participate in, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) any voting securities of RealNetworks;
     (d) form, join or any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of RealNetworks;
     (e) arrange, or in any way participate, directly or indirectly, in any financing for the purchase of any voting securities of RealNetworks or any securities convertible into or exchangeable or exercisable for any voting securities or assets of RealNetworks, except for such assets as are then being offered for sale by RealNetworks or any of its Affiliates;
     (f) otherwise seek to propose to the RealNetworks or any of its stockholders any Business Combination or otherwise seek to control or change the management or board of directors of RealNetworks or nominate any person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of RealNetworks, except as contemplated by this Agreement;
     (g) make any request or proposal to amend, waive or terminate any provision of this Section 4.01; or
     (h) take any action that might result in RealNetworks having to make a public announcement regarding any of the matters referred to in clauses (a) through (g) of this Section 4.01, or announce an intention to do, or enter into any arrangement or understanding or discussions with others to do, any of the actions restricted or prohibited under such clauses (a) through (g) of this Section 4.01.
     SECTION 4.02. Exceptions to Standstill. MTVN shall not be subject to any of the restrictions set forth in Section 4.01 if (a) the Board determines to solicit bids for the acquisition of RealNetworks, (b) the Board shall have recommended in favor of or shall have entered into a definitive agreement providing for any Business Combination except that references to 20% of any class of Equity Securities of RealNetworks or any resulting parent company of RealNetworks in the definition thereof shall be changed to the greater of (A) 35% of the Voting Stock of RealNetworks or any resulting parent company of RealNetworks and (B) one share more than the number of shares of Voting Stock of RealNetworks or any resulting parent company of RealNetworks then Beneficially Owned by Robert Glaser, for purposes hereof, (c) any Person or Group (other than MTVN or any Group that includes MTVN), at any point in time, acquires, has acquired or otherwise has Beneficial Ownership of the greater of (A) 35% of the Voting Stock of RealNetworks or any resulting parent company of RealNetworks and (B) one share more than the number of shares of Voting Stock of RealNetworks or any resulting parent company of RealNetworks then Beneficially Owned by Robert Glaser or (d) any Person (other than MTVN or its Affiliates) commences a “going private” transaction subject to Rule 13e-3 under Section 13(e) of the Exchange Act involving RealNetworks.

For purposes of this Article IV, neither RealNetworks nor Robert Glaser shall be deemed to be an Affiliate of MTVN or part of a Group with MTVN or any of its Affiliates.
     SECTION 4.03. Fiduciary Duties. Notwithstanding anything herein to the contrary, nothing in this Article IV shall in any way restrict a designee of MTVN, should such a designee ever ascend to the Board, in his or her capacity as a Director or Board committee member from complying with his or her fiduciary duties in such capacity (including voting as a Director or Board committee member) as he or she may determine.
ARTICLE V
Transfer Restrictions
     SECTION 5.01. Restrictions on Transfer. Without the consent of RealNetworks, MTVN agrees that (i) in any 10 consecutive Trading Day period it shall not Transfer an amount of Common Stock and/or Non-Voting Equity in excess of one percent of the aggregate number of shares of Common Stock and Non-Voting Equity outstanding on the first day of such 10 consecutive Trading Day period and (ii) in any three-month period it shall not Transfer an amount of Common Stock and/or Non-Voting Equity in excess of the greater of (x) one percent of the aggregate number of shares of Common Stock and Non-Voting Equity outstanding on the first day of such three-month period and (y) the average weekly trading volume of the Common Stock during the four weeks preceding the first day of such three-month period; provided that the foregoing shall not apply to any Transfer:
     (a) to RealNetworks or any of its Affiliates;
     (b) to any Permitted Transferee, so long as such Permitted Transferee agrees to be bound by the terms of this Agreement (if not already bound hereby);
     (c) in connection with an underwritten offering pursuant to the registration rights provisions of Article II;
     (d) pursuant to a bona fide third party tender offer or exchange offer; or
     (e) arising as a result of a merger, consolidation, binding share exchange or similar transaction involving RealNetworks.
ARTICLE VI
Miscellaneous
     SECTION 6.01. Effectiveness and Termination. (a) This Agreement will become effective upon the closing of a put/call pursuant to Section 10.03 of the LLC Agreement in which Common Stock or Non-Voting Equity is issued or delivered to MTVN or its Affiliates.

     (b) This Agreement shall terminate at such time as MTVN’s Outstanding Percentage Interest is less than 5%.
     SECTION 6.02. Interpretation. When a reference is made in this Agreement to an Article, a Section, a Subsection or a Schedule, such reference will be to an Article, a Section, a Subsection or a Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” will refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns.
     SECTION 6.03. Adjustments. References to numbers of shares and to sums of money contained herein will be adjusted to account for any reclassification, exchange, substitution, combination, stock split or reverse stock split of the shares.
     SECTION 6.04. Commercially Reasonable Efforts; Further Actions. The parties hereto each will use all commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.
     SECTION 6.05. Consents. The parties hereto will cooperate with each other in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, all regulatory bodies, Governmental Entities and all third parties as may be required in connection with the consummation of the transactions contemplated by this Agreement.
     SECTION 6.06. Notices. Except as otherwise expressly provided in this Agreement, all notices, requests and other communications to any party hereunder shall be in writing (including a facsimile or similar writing) and shall be given to such party at the address or facsimile number set forth for such party below or as such party shall hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the next such Business Day), (ii) if given by mail, five Business Days (or, (x) if by overnight courier, one Business Day, or (y) if to an address outside the United States, seven Business Days) after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified pursuant to this Section 6.06.
     (a) if to RealNetworks:
2601 Elliott Avenue
Suite 1000
Seattle, WA 98121
Phone: 206-674-2700
Attention: Robert Kimball, Senior Vice President, Legal and
Business Affairs, and General Counsel
     with copies to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Fax: 212-310-8677
Phone: 212-310-8362
Email: ted.waksman@weil.com
Attention: Ted S. Waksman, Esq.
RealNetworks, Inc.
519 Eighth Avenue
New York, New York 10018
Fax: 212 391-9566
Phone: 212 710-0211
Email: dnemo@real.com
Attention: Dan Nemo, Vice President
     (b) if to MTVN:
1515 Broadway
New York, NY 10036
Fax: 212-258-6099
Phone: 212-258-6070
Email: michael.fricklas@viacom.com
Attention: Michael D. Fricklas, Esq.

     with a copy to:
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Fax: 212-474-3700
Phone: 212-474-1000
Email: fsaeed@cravath.com
Attention: Faiza J. Saeed, Esq.
     SECTION 6.07. No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of all the parties hereto and their successors and assigns, and their legal representatives. No party may assign this Agreement or any of its rights, interests or obligations. Except for the provisions of Article II, this Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto.
     SECTION 6.08. Waiver. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement. Any party by notice given in accordance with Section 6.06 may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations hereunder, or any duty, obligation or covenant of any other party. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach. The rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by any party shall not preclude or waive its right to exercise any or all other rights or remedies.
     SECTION 6.09. Integration. This Agreement and the Transaction Documents (as defined in the Transaction, Contribution and Purchase Agreement dated as of August 20, 2007, among MTVN Parent, DMS Holdco Inc., RealNetworks, RealNetworks Digital Music of California, Inc. and Rhapsody America LLC) and all other written agreements contemporaneously entered into herewith by the parties constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection herewith, and no covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.
     SECTION 6.10. Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this Agreement.

     SECTION 6.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
     SECTION 6.12. Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future Law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid; provided, however, that in such case the parties hereto shall endeavor to amend or modify this Agreement to achieve to the extent reasonably practicable the purpose of the invalid provision.
     SECTION 6.13. Amendments and Modifications. This Agreement may be amended or modified at any time and from time to time with the written consent of each party hereto.
     SECTION 6.14. Applicable Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to the conflicts of law principles thereof.
     SECTION 6.15. Dispute Resolution. Any and all disputes arising out of or relating to any aspect of this Agreement shall be resolved pursuant to the provisions set forth in Schedule I.
     SECTION 6.16. Waiver of Jury Trial. Each of the parties to this Agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement.
     SECTION 6.17. Absence of Presumption. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event of ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointed by such parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
     SECTION 6.18. Expenses. Except as otherwise provided in Article II, each of MTVN and RealNetworks shall be responsible for its own expenses incurred in connection with this Agreement.
     SECTION 6.19. Articles of Incorporation and By-Laws. RealNetworks shall take or cause to be taken all lawful action necessary to ensure at all times that the Articles of Incorporation, By-Laws and corporate governance policies and guidelines of RealNetworks are not at any time inconsistent in any material respect with the provisions of this Agreement.

     SECTION 6.20. Change in Law. In the event any Law comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties will negotiate in good faith to revise this Agreement to achieve the parties’ intention set forth herein to the greatest extent possible.

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the day and year first above written.

VIACOM INTERNATIONAL INC.,

by	/s/ MICHAEL D. FRICKLAS

Name: Michael D. Fricklas
Title: Executive Vice President,
General Counsel and Secretary

REALNETWORKS, INC.

by	/s/ ROBERT GLASER

Name: Robert Glaser
Title: Chief Executive Officer

SCHEDULE I
DISPUTE RESOLUTION
Article I
Dispute Resolution. (a) Any and all disputes arising out of or relating to any provision of this Agreement, except as set forth in paragraph (g), shall be resolved exclusively pursuant to arbitration conducted in Seattle, Washington and administered by JAMS or any successor entity thereto (“JAMS”), in accordance with its Comprehensive Rules and Procedures (“JAMS Rules”) as modified by the provisions herein. The arbitration shall be conducted by a panel of three (3) arbitrators (the “panel”). Each party shall select one arbitrator (a “party arbitrator”) and the two party arbitrators shall select a third arbitrator, who will be the Chairperson. The persons considered for selection as arbitrators hereunder shall not be limited to persons identified by JAMS. All three arbitrators shall be neutral and independent of the appointing party. There shall be no ex parte communications with the party arbitrators after the first organizational meeting. The confidentiality of all proceedings related to any arbitration shall be strictly maintained, as shall the confidentiality of any documents, deposition testimony, or other information exchanged in relation to the arbitration proceedings (except as information may be required in any judicial proceeding brought to enforce these arbitration provisions or any award rendered hereunder).
(b) Without limiting the generality of paragraph (a), it is understood that this Article does not apply to any disputes concerning intellectual property rights, other than to disputes arising out of any express grant or license of any intellectual property rights owned or controlled by any of the parties to this Agreement and made or allegedly made to one another or to the Company pursuant to any of the transaction documents entered into in connection with the creation of the Company, including but not limited to disputes relating to the scope, nature or duration of such grant or license, whether there has been a grant or license of certain intellectual property rights, and/or the applicable terms, conditions, limitations, representations and warranties and indemnities relating to or arising from any such grant or license, all of which disputes, for the avoidance of doubt, shall be subject to arbitration pursuant to the terms hereof.
(c) Prior to commencing arbitration, a party shall deliver notice of the applicable dispute to the other parties and the parties shall meet and discuss possible resolution of such dispute. Within thirty (30) days of delivery of notice of a dispute, senior executives of the MTVN Music Group (as defined in the LLC Agreement) and RealNetworks shall meet and attempt to negotiate a resolution. After notice and the expiration of such thirty (30) day period either party may commence arbitration.
(d) The panel shall be requested to use reasonable efforts to render its decision and award within six (6) months of the first organizational meeting. The panel shall allow reasonable discovery, relevant to the issues before it, subject to the goal of completing the proceedings within the specified time frame. Except with respect to custodial depositions, depositions shall be limited to a maximum total number of fifty hours for each party, except in extraordinary cases. The decision of the panel shall be final.

(e) The panel shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached. In rendering an award, the panel shall determine the rights and obligations of the parties according to the substantive laws of the State of Delaware and of the United States.
(f) The panel shall have the authority to grant any equitable or legal relief that would be available in any judicial proceeding instituted to resolve the disputed matter, including interim relief, but the panel shall not have the authority to grant any remedies the parties have waived in the Agreement or to award punitive or exemplary damages. The panel shall have the authority to award costs, including reasonable attorneys fees, of any arbitration.
(g) Each of the parties agrees that it will not bring any action relating to the interpretation, application or enforcement of the provisions of this Article or seeking emergency or temporary relief prior to appointment of the panel in any court other than a Federal or state court sitting in the State of Delaware, and the laws of the State of Delaware shall apply to any such action. With respect to any such action, each of the parties hereby consents to and submits itself and its property to the personal jurisdiction of any Federal or state court located in the State of Delaware. Each of the parties hereby waives any rights such party may have to personal service of a summons, complaint or other process in connection with such an action and agrees that service may be made by registered or certified mail addressed to such party and sent in accordance with the provisions of this Agreement. The parties acknowledge and agree that upon appointment of the panel, it shall have the exclusive authority to grant relief.
(h) The parties hereby also consent to the personal jurisdiction of any Federal or state court in the County of New York or in Seattle, Washington, for the purpose of confirming any award and entering judgment thereon. The parties hereby waive any and all objections that they may have as to jurisdiction or venue in any of such courts.